Exhibit 5.1
DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

May 25, 2010

Resource Capital Corp.
712 Fifth Avenue
10th Floor
New York, New York 10019

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to Resource Capital Corp., a Maryland corporation (the “Company”), in connection with the sale and issuance by the Company of up to 8,625,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), covered by the Registration Statement on Form S-3 (Reg. No. 333-146626) relating to the Shares, declared effective by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 6, 2008 (the “Registration Statement”).  This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.           The Registration Statement in the form in which it was filed with the Commission by the Company;

2.           The Base Prospectus included in the Registration Statement, declared effective by the Commission under the Securities Act on June 6, 2008 (the “Prospectus”), in the form in which it was filed with the Commission by the Company, as amended and supplemented to date;

3.           The preliminary supplement to the Prospectus relating to the Shares, dated May 17, 2010, in the form in which it was filed with the Commission by the Company;

4.           The final supplement to the Prospectus relating to the Shares, dated May 19, 2010, in the form in which it was filed with the Commission by the Company;

Resource Capital Corp.
May 25, 2010

5.           The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

6.           The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

7.           Resolutions adopted by the Board of Directors of the Company (the “Board of Directors”), or a duly authorized committee thereof, relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Secretary of the Company;

8.           The form of certificate representing the Shares, certified as of the date hereof by the Secretary of the Company;

9.           A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

10.           A certificate executed by Michael S. Yecies, Secretary of the Company (the “Secretary’s Certificate”), dated as of the date hereof.

As used herein, the phrase “known to us” is limited to the actual knowledge, without independent investigation, of the lawyers in this firm who have provided legal services to the Company in connection with the Registration Statement.

In expressing the opinion set forth below, we have assumed the following:

1.           Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.           Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.           Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4.           All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

Resource Capital Corp.
May 25, 2010

5.           The Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VI of the Charter.

6.           Prior to the issuance of the Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued Common Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.           The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.           The Shares have been duly authorized and when issued and delivered by the Company, in the manner provided for in the resolutions of the Board of Directors authorizing the sale and issuance of the Shares and in the Registration Statement, and against payment of the purchase price set forth therein, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

DLA PIPER LLP (US)